Exhibit 99.1

News release: IMMEDIATE RELEASE

Ally Financial Reports First Quarter 2026 Financial Results

$0.93	8.8%	$400 million	$2.1 billion
GAAP EPS	RETURN ON COMMON EQUITY	PRE-TAX INCOME	GAAP TOTAL NET REVENUE

$1.11	11.1%	$470 million	$2.2 billion
ADJUSTED EPS[1]	CORE ROTCE[1]	CORE PRE-TAX INCOME[1]	ADJUSTED TOTAL NET REVENUE[1]

•

GAAP EPS of $0.93 | Adjusted EPS[1] of $1.11 was up ~90% year over year

•

GAAP Pre-tax income of $400 million | Core pre-tax income[1] of $470 million was up $223 million year over year

•

Return on Common Equity of 8.8% | Core ROTCE[1] of 11.1% was up ~440 bps year over year

•

NIM ex. OID[1] of 3.52% was up 1 bp quarter over quarter and up 17 bps year over year

•

Common equity tier 1 ratio of 10.1% was up ~60 bps year over year | Executed $147 million of share repurchases during the quarter

•

$11.5 billion of consumer auto originations sourced from a record 4.4 million consumer auto applications

•

Estimated retail auto originated yield[1] of 9.60% with 41% of volume within the highest credit quality tier

•

Retail auto net charge-offs of 197 bps, down 15 bps year over year

•

Insurance written premiums of $389 million were up $4 million year over year

•

$146 billion of retail deposits | 92% FDIC insured | 88% core deposit funded

•

68 consecutive quarters of retail deposit customer growth, serving 3.5 million customers

•

Corporate Finance HFI portfolio of $13.7 billion with no new non-performing loans during the quarter | ROE of 26%

First Quarter 2026 Financial Results

				Increase / (Decrease) vs.
($ millions except per share data)	1Q 26	4Q 25	1Q 25	4Q 25	1Q 25
GAAP Net Income (Loss) Attributable to Common Shareholders	$291	$300	$(253)	(3)%	215%
Core Net Income Attributable to Common Shareholders[1]	$346	$341	$179	2%	94%
GAAP Earnings per Common Share (basic or diluted as applicable)	$0.93	$0.95	$(0.82)	(3)%	214%
Adjusted EPS[1]	$1.11	$1.09	$0.58	2%	90%
Return on GAAP Shareholders’ Equity	8.8%	9.2%	(8.6)%	(5)%	202%
Core ROTCE[1]	11.1%	11.1%	6.7%	(1)%	66%
GAAP Common Shareholders’ Equity per Share	$43.22	$42.70	$38.77	1%	11%
Adjusted Tangible Book Value per Share[1]	$40.93	$40.38	$35.95	1%	14%
GAAP Total Net Revenue	$2,102	$2,123	$1,541	(1)%	36%
Adjusted Total Net Revenue[1]	$2,179	$2,165	$2,065	1%	6%

[1]

The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Adjusted Total Net Revenue, Core Pre-Tax Income, Core Net Income Attributable to Common Shareholders, Core OID, Core Return on Tangible Common Equity (Core ROTCE), Estimated Retail Auto Originated Yield, Tangible Common Equity, Net Financing Revenue (excluding Core OID) and Adjusted Tangible Book Value per Share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this release.

Discussion of First Quarter 2026 Results

Net income attributable to common shareholders was $291 million in the quarter, compared to a $253 million loss in the first quarter of 2025.

Net financing revenue was $1.6 billion, up $111 million year over year. Net interest margin (“NIM”) of 3.48% and net interest margin excluding core OIDA of 3.52% were up 17 bps year over year.

Other revenue increased $450 million year over year to $513 million which included a $59 million decrease in fair value of equity securities in the quarter compared to a $13 million decrease in the first quarter of 2025. Adjusted other revenueA of $572 million increased $1 million year over year as the removal of fee-related income due to the sale of Credit Card and the wind down of the consumer mortgage portfolio was offset by momentum across diversified revenue streams including Insurance, SmartAuction, and Passthrough programs.

Provision for credit losses increased $276 million year over year to $467 million, primarily due to a reserve release associated with the sale of Credit Card in the prior year, which was partially offset by lower retail auto net charge-offs.

Noninterest expense decreased $399 million year over year, primarily due to the sale of Credit Card and historically elevated weather losses in the prior year period.

A	Represents a non-GAAP financial measure. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms and Reconciliation to GAAP later in this press release.

First Quarter 2026 Financial Results

				Increase/(Decrease) vs.
($ millions except per share data)	1Q 26	4Q 25	1Q 25	4Q 25	1Q 25
(a) Net Financing Revenue	$1,589	$1,598	$1,478	$(9)	$111
Core OID[1]	18	17	16	1	3

Net Financing Revenue (excluding Core OID)[1]	1,607	1,615	1,494	(8)	114
(b) Other Revenue	513	525	63	(12)	450
Repositioning[3]	0	27	495	(26)	(495)
Change in Fair Value of Equity Securities[2]	59	(2)	13	60	46

Adjusted Other Revenue[1]	572	550	571	22	1
(c) Provision for Credit Losses	467	487	191	(20)	276
Repositioning[3]	7	(1)	306	8	(299)

Adjusted Provision for Credit Losses[1]	474	486	497	(12)	(23)
(d) Noninterest Expense	1,235	1,250	1,634	(15)	(399)
Repositioning[3]	—	(31)	(314)	31	314

Adjusted Noninterest Expense[1]	1,235	1,219	1,320	16	(85)

Pre-Tax Income (loss) (a+b-c-d)	$400	$386	$(284)	$14	$684
Income Tax Expense (Benefit)	81	59	(59)	22	140
Net Income (Loss) from Discontinued Operations	—	—	—	—	—

Net Income (Loss)	$319	$327	$(225)	$(8)	$544
Preferred Dividends	28	27	28	1	—

Net Income (Loss) Attributable to Common Shareholders	$291	$300	$(253)	$(9)	$544
GAAP EPS (basic or diluted, as applicable)	$0.93	$0.95	$(0.82)	$(0.03)	$1.75
Core OID, Net of Tax[1]	0.05	0.04	0.04	0.00	0.01
Change in Fair Value of Equity Securities, Net of Tax[2]	0.15	(0.00)	0.03	0.15	0.12
Repositioning, Discontinued Ops., and Other, Net of Tax[3]	(0.02)	0.15	1.33	(0.17)	(1.34)
Significant Discrete Tax Items	—	(0.06)	—	0.06	—

Adjusted EPS[1]	$1.11	$1.09	$0.58	$0.02	$0.52

(1)	Represents a non-GAAP financial measure. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms and Reconciliation to GAAP later in this press release.
(2)

Impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’s ongoing ability to generate revenue and income.

(3)	Contains non-GAAP financial measures and other financial measures. See pages 5 and 6 for definitions.

Pre-Tax Income by Segment

	Increase/(Decrease) vs.
($ millions)	1Q 26	4Q 25	1Q 25	4Q 25	1Q 25
Automotive Finance	$336	$372	$375	$(36)	$(39)
Insurance	28	91	2	(63)	26

Dealer Financial Services	$364	$463	$377	$(99)	$(13)
Corporate Finance	94	98	76	(4)	18
Corporate and Other	(58)	(175)	(737)	117	679

Pre-Tax Income (Loss) from Continuing Operations	$400	$386	$(284)	$14	$684

Core OID[1]	18	17	16	1	3
Change in Fair Value of Equity Securities[2]	59	(2)	13	60	46
Repositioning[3]	(7)	59	503	(66)	(510)

Core Pre-Tax Income[1]	$470	$461	$247	$9	$223

(1)	Represents a non-GAAP financial measure. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms and Reconciliation to GAAP later in this press release.
(2)

Change in fair value of equity securities primarily impacts the Insurance, Corporate Finance, and Corporate and Other segments. Reflects equity fair value adjustments which requires change in the fair value of equity securities to be recognized in current period net income.

(3)	Contains non-GAAP financial measures and other financial measures. See pages 5 and 6 for definitions.

Discussion of Segment Results

Auto Finance

Pre-tax income of $336 million was down $39 million year over year, primarily driven by higher noninterest and provision expense, partially offset by higher revenue.

Net financing revenue of $1.3 billion was up $25 million year over year, primarily driven by growth in consumer assets. Ally’s retail auto portfolio yield, excluding the impact from hedges, increased 16 bps year over year to 9.27% as the portfolio continues to benefit from higher yielding vintages.

Provision for credit losses of $468 million was up $34 million year over year as continued improvement in credit was more than offset by a CECL reserve build associated with asset growth in the quarter. The retail auto net charge-off rate of 1.97% decreased 15 bps year over year. Retail auto delinquencies 30+ days past due, inclusive of non-accrual loans, decreased 17 bps year over year to 4.60%, representing four consecutive quarters of year over year improvement.

Noninterest expense of $592 million was up $38 million year over year, primarily due to higher servicing related expenses related to asset growth.

Consumer auto originations of $11.5 billion included $7.5 billion of used retail volume, or 66% of total originations, $3.2 billion of new retail volume, and $720 million of lease. Estimated retail auto originated yieldB was 9.60% in the quarter with 41% of originations in our highest credit quality tier.

End-of-period auto earning assets of $119.3 billion increased $6.0 billion year over year. End-of-period consumer auto earning assets of $95.4 billion increased $3.6 billion year over year driven by strong consumer originations. End-of-period commercial earning assets of $23.9 billion were up $2.4 billion year over year.

Insurance

Pre-tax income of $28 million was up $26 million year over year. Results included a $59 million decrease in fair value of equity securities compared to a $15 million decrease in the prior year period. Core pre-tax incomeC of $87 million increased $70 million year over year, primarily driven by lower weather losses.

Insurance losses of $121 million were down $40 million year over year.

Written premiums of $389 million were up $4 million year over year.

Total investment income, excluding the change in fair value of equity securitiesD, was $74 million, up $33 million year over year driven by higher realized investment gains.

B

Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms and Reconciliation to GAAP later in this press release.

C	Represents a non-GAAP financial measure. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms and Reconciliation to GAAP later in this press release.
D

Change in the fair value of equity securities to be recognized in current period net income. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms and Reconciliation to GAAP later in this press release.

Discussion of Segment Results

Corporate Finance

Pre-tax income of $94 million was up $18 million year over year driven by higher net revenue.

Net financing revenue of $113 million was up $9 million year over year driven by asset growth. Other revenue of $35 million was up $6 million year over year primarily driven by equity investment gains.

Provision expense of $8 million was $6 million favorable year over year primarily due to the impact of higher asset growth in the prior year period.

Return on equity (ROE) for the quarter was 26%.

The held-for-investment loan portfolio of $13.7 billion is 100% first lien. Criticized assets and non-accrual loan percentages remain near historically low levels at 10% and 1%, respectively.

Capital, Liquidity & Deposits

Capital

Ally paid a $0.30 per share quarterly common dividend, which was unchanged year over year. Ally’s Board of Directors approved a $0.30 per share common dividend for the second quarter of 2026. Ally repurchased $147 million in shares during the quarter.

Ally’s common equity tier 1 (CET1) capital ratio was 10.1%. Risk weighted assets (RWA) of $155.2 billion were up $2.4 billion quarter over quarter.

Liquidity & Funding

Cash and cash equivalentsE totaled $8.9 billion. Highly liquid securities were $20.4 billion and unused pledged borrowing capacity at the FHLB and FRB was $9.5 billion and $27.0 billion, respectively. Total current available liquidityF was $65.8 billion, 5.4x uninsured deposit balances.

Deposits represented 88% of Ally’s funding portfolio.

Deposits

Retail deposits of $146.1 billion were up $63 million year over year, and up $2.6 billion quarter over quarter. Total deposits were $153.2 billion and Ally maintained an industry-leading customer retention rateG.

The average retail deposit portfolio yield was 3.26%, down 49 bps year over year and 8 bps quarter over quarter.

Ally Bank added 74 thousand net new deposit customers in the quarter, totaling 3.5 million. Millennials and younger customers continue to comprise the largest generation segment of new customers.

E

Cash & cash equivalents may include the restricted cash accumulation for retained notes maturing within the following 30 days and returned to Ally on the distribution date. See page 17 of the Financial Supplement for more details.

F

Total liquidity includes cash & cash equivalents, highly liquid securities and current unused borrowing capacity at the FHLB, and FRB Discount Window. See page 17 of the Financial Supplement for more details.

G	See definitions of non-GAAP financial measures and other key terms later in this document for more details.

Definitions of Non-GAAP Financial Measures and Other Key Terms

Ally believes the non-GAAP financial measures defined here are important to the reader of the Consolidated Financial Statements, but these are supplemental to and not a substitute for GAAP measures. See Reconciliation to GAAP below for calculation methodology and details regarding each measure.

Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, (4) change in fair value of equity securities, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions that have been taken by the company to normalize its capital structure, as applicable for respective periods. See page 6 for calculation methodology and details.

Core Return on Tangible Common Equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share.

(1)

In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, change in fair value of equity securities, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods.

(2)	In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL and tax-effected Core OID balance.

Adjusted Efficiency Ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted Efficiency Ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods. In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. See Reconciliation to GAAP on page 7 for calculation methodology and details.

Adjusted Tangible Book Value per Share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered, as applicable for respective periods.

Core Net Income Attributable to Common Shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core Net Income Attributable to Common Shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. See Reconciliation to GAAP on page 6 for calculation methodology and details.

Core Original Issue Discount (Core OID) Amortization Expense is a non-GAAP financial measure for OID, and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. See page 7 for calculation methodology and details.

Core Outstanding Original Issue Discount Balance (Core OID balance) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. See page 7 for calculation methodology and details.

Core Pre-Tax Income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) change in fair value of equity securities (change in fair value of equity securities impacts the Insurance and Corporate Finance, and Corporate & Other segments), and (3) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See the Pre-Tax Income by Segment Table on page 3 for calculation methodology and details.

Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including Tangible Common Equity. Ally believes that Tangible Common Equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core Return on Tangible Common Equity (Core ROTCE), Tangible Common Equity is further adjusted for Core OID balance and net deferred tax asset. See page 6 for calculation methodology & details.

Net Interest Margin (excluding Core OID) is calculated using a non-GAAP measure that adjusts net interest margin by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net interest margin ex. Core OID is a helpful financial metric because it enables the reader to better understand the business’ profitability and margins.

Net Financing Revenue (excluding Core OID) is calculated using a non-GAAP measure that adjusts net financing revenue by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net financing revenue ex. Core OID is a helpful financial metric because it enables the reader to better understand the business’ ability to generate revenue.

Adjusted Other Revenue is a non-GAAP financial measure that adjusts GAAP other revenue for OID expenses, repositioning, and change in fair value of equity securities. Management believes adjusted other revenue is a helpful financial metric because it enables the reader better understand the business’ ability to generate other revenue.

Adjusted Total Net Revenue is a non-GAAP financial measure that management believes is helpful for readers to understand the ongoing ability of the company to generate revenue. For purposes of this calculation, GAAP net financing revenue is adjusted by excluding Core OID to calculate net financing revenue ex. core OID. GAAP other revenue is adjusted for OID expenses, repositioning, and change in fair value of equity securities to calculate adjusted other revenue. Adjusted total net revenue is calculated by adding net financing revenue ex. core OID to adjusted other revenue.

Adjusted Noninterest Expense is a non-GAAP financial measure that adjusts GAAP noninterest expense for repositioning items. Management believes adjusted noninterest expense is a helpful financial metric because it enables the reader to better understand the business’ expenses excluding nonrecurring items.

Adjusted Provision for Credit Losses is a non-GAAP financial measure that adjusts GAAP provision for credit losses for repositioning items. Management believes adjusted provision for credit losses is a helpful financial metric because it enables the reader to better understand the business’s expenses excluding nonrecurring items.

Estimated Retail Auto Originated Yield is a financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitatively reconciled to comparable GAAP information.

Net Charge-Off Ratios are annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale.

Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt.

Customer retention rate is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment.

Repositioning is primarily related to the extinguishment of high-cost legacy debt, strategic activities, and significant other one-time items.

Corporate and Other primarily consists of activity related to centralized corporate treasury activities such as management of the cash and corporate investment securities and loan portfolios, short- and long-term debt, retail and brokered deposit liabilities, derivative instruments, the amortization of the discount associated with new debt issuances and bond exchanges, and the residual impacts of our corporate FTP and treasury ALM activities. Corporate and Other also includes certain equity investments, the management of our consumer mortgage portfolio, and reclassifications and eliminations between the reportable operating segments. Subsequent to June 1, 2016, the revenue and expense activity associated with Ally Invest was included within the Corporate and Other segment. Subsequent to December 1, 2021, the revenue and expense activity associated with Ally Credit Card was included within the Corporate and Other segment. Ally Credit Card was moved to Assets of Operations Held for Sale on March 31, 2025. The sale of Ally Credit Card closed on April 1, 2025.

Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income.

Reconciliation to GAAP

Adjusted Earnings per Share

Numerator ($ millions)		1Q 26	4Q 25	1Q 25
GAAP Net Income (Loss) Attributable to Common Shareholders		$291	$300	$(253)
Discontinued Operations, Net of Tax		—	—	—
Core OID		18	17	16
Repositioning and Other		(7)	59	503
Change in the Fair Value of Equity Securities		59	(2)	13
Tax on: Core OID, Repo, & Change in Fair Value of Equity Securities (21% tax rate)		(15)	(16)	(99)
Significant Discrete Tax Items		—	(18)	—

Core Net Income Attributable to Common Shareholders	[a]	$346	$341	$179
Denominator
Weighted-Average Common Shares Outstanding
(basic or diluted as applicable, thousands)	[b]	313,219	314,264	309,006

Adjusted EPS	[a] ÷ [b]	$1.11	$1.09	$0.58

Core Return on Tangible Common Equity (ROTCE)

Numerator ($ millions)		1Q 26	4Q 25	1Q 25
GAAP Net Income (Loss) Attributable to Common Shareholders		$291	$300	$(253)
Discontinued Operations, Net of Tax		—	—	—
Core OID		18	17	16
Repositioning and Other		(7)	59	503
Change in Fair Value of Equity Securities		59	(2)	13
Tax on: Core OID, Repo, & Change in Fair Value of Equity Securities (21% tax rate)		(15)	(16)	(99)
Significant Discrete Tax Items		—	(18)	—

Core Net Income Attributable to Common Shareholders	[a]	$346	$341	$179
Denominator (Average, $ millions)
GAAP Shareholders’ Equity		$15,554	$15,308	$14,068
Preferred Equity		(2,324)	(2,324)	(2,324)

GAAP Common Shareholders’ Equity		$13,230	$12,984	$11,744
Goodwill & Identifiable Intangibles, Net of Deferred Tax Liabilities (DTLs)		(187)	(187)	(449)

Tangible Common Equity		$13,042	$12,796	$11,295
Tax-effected Core OID balance (tax rate 21%)		(523)	(537)	(576)
Adjusted Tangible Common Equity	[b]	$12,520	$12,260	$10,719

Core Return on Tangible Common Equity	[a] ÷ [b]	11.1%	11.1%	6.7%

Adjusted Tangible Book Value per Share

Numerator ($ millions)		1Q 26	4Q 25	1Q 25
GAAP Shareholders’ Equity		$15,609	$15,498	$14,232
Preferred Equity		(2,324)	(2,324)	(2,324)

GAAP Common Shareholders’ Equity		$13,285	$13,174	$11,908
Goodwill and Identifiable Intangible Assets, Net of DTLs		(187)	(187)	(295)

Tangible Common Equity		13,098	12,987	11,613
Tax-effected Core OID Balance (21% tax rate)		(516)	(530)	(570)

Adjusted Tangible Book Value	[a]	$12,582	$12,457	$11,044
Denominator
Issued Shares Outstanding (period-end, thousands)	[b]	307,408	308,493	307,152
Metric
GAAP Common Shareholders’ Equity per Share		$43.22	$42.70	$38.77
Goodwill and Identifiable Intangible Assets, Net of DTLs per Share		(0.61)	(0.61)	(0.96)

Tangible Common Equity per Share		$42.61	$42.10	$37.81
Tax-effected Core OID Balance (21% tax rate) per Share		(1.68)	(1.72)	(1.85)

Adjusted Tangible Book Value per Share	[a] ÷ [b]	$40.93	$40.38	$35.95

Adjusted Efficiency Ratio

Numerator ($ millions)		1Q 26	4Q 25	1Q 25
GAAP Noninterest Expense		$1,235	$1,250	$1,634
Insurance Expense		(350)	(335)	(392)
Repositioning and Other		—	(31)	(314)

Adjusted Noninterest Expense for Adjusted Efficiency Ratio	[a]	$885	$884	$928
Denominator ($ millions)
Total Net Revenue		$2,102	$2,123	$1,541
Core OID		18	17	16
Repositioning Items		0	27	495
Insurance Revenue		(378)	(426)	(394)

Adjusted Net Revenue for Adjusted Efficiency Ratio	[b]	$1,742	$1,741	$1,658
Adjusted Efficiency Ratio	[a] ÷ [b]	50.8%	50.8%	56.0%

Original Issue Discount Amortization Expense ($ millions)

	1Q 26	4Q 25	1Q 25
GAAP Original Issue Discount Amortization Expense	$19	$19	$18
Other OID	(1)	(2)	(3)

Core Original Issue Discount (Core OID) Amortization Expense	$18	$17	$16

Outstanding Original Issue Discount Balance ($ millions)

	1Q 26	4Q 25	1Q 25
GAAP Outstanding Original Issue Discount Balance	$(670)	$(689)	$(745)
Other Outstanding OID Balance	17	18	24

Core Outstanding Original Issue Discount Balance (Core OID Balance)	$(653)	$(671)	$(721)

($ millions)
Net Financing Revenue (Excluding Core OID)		1Q 26	4Q 25	1Q 25
GAAP Net Financing Revenue	[w]	$1,589	$1,598	$1,478
Core OID		18	17	16

Net Financing Revenue (Excluding Core OID)	[a]	$1,607	$1,615	$1,494

Adjusted Other Revenue		1Q 26	4Q 25	1Q 25
GAAP Other Revenue	[x]	$513	$525	$63
Accelerated OID & Repositioning Items		0	27	495
Change in Fair Value of Equity Securities		59	(2)	13

Adjusted Other Revenue	[b]	$572	$550	$571

Adjusted Total Net Revenue		1Q 26	4Q 25	1Q 25
Adjusted Total Net Revenue	[a]+[b]	$2,179	$2,165	$2,065

Adjusted Provision for Credit Losses		1Q 26	4Q 25	1Q 25
GAAP Provision for Credit Losses	[y]	$467	$487	$191
Repositioning		7	(1)	306

Adjusted Provision for Credit Losses	[c]	$474	$486	$497

Adjusted Noninterest Expense		1Q 26	4Q 25	1Q 25
GAAP Noninterest Expense	[z]	$1,235	$1,250	$1,634
Repositioning		—	(31)	(314)

Adjusted Noninterest Expense	[d]	$1,235	$1,219	$1,320

Core Pre-Tax Income		1Q 26	4Q 25	1Q 25
Pre-Tax Income (Loss)	[w]+[x]-[y]-[z]	$400	$386	$(284)

Core Pre-Tax Income	[a]+[b]-[c]-[d]	$470	$461	$247

Insurance Non-GAAP Walk to Core Pre-Tax Income

	1Q 2026			1Q 2025
($ millions)
	GAAP	Change in the fair value of equity securities	Non-GAAP[1]	GAAP	Change in the fair value of equity securities	Non-GAAP[1]
Insurance
Premiums, Service Revenue Earned and Other	$363	$—	$363	$368	$—	$368
Losses and Loss Adjustment Expenses	121	—	121	161	—	161
Acquisition and Underwriting Expenses	229	—	229	231	—	231
Investment Income and Other	15	59	74	26	15	41

Pre-Tax Income from Continuing Operations	$28	$59	$87	$2	$15	$17

[1]	Non-GAAP line items walk to Core Pre-Tax Income, a non-GAAP financial measure that adjusts Pre-Tax Income.

Additional Financial Information

About Ally Financial Inc.

Ally Financial Inc. (NYSE: ALLY) is a financial services company with the nation’s largest all-digital bank and an industry-leading auto financing business, driven by a mission to “Do It Right” and be a relentless ally for customers and communities. The company serves customers with deposits and securities brokerage and investment advisory services as well as auto financing and insurance offerings. The company also includes a seasoned corporate finance business that offers capital for equity sponsors and middle-market companies.

Forward-Looking Statements

This earnings release and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication.

This earnings release and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. In particular, forward-looking statements about Ally’s outlook, including expectations regarding net interest margin, adjusted other revenue, net-charge offs, non-interest expenses and average earning assets, and other forward-looking statements are based on our current expectations and are subject to various important factors that could cause actual results to differ materially, including general economic conditions, expectations regarding interest rates and inflation, monetary and fiscal policies in the United States and other jurisdictions, the composition of our balance sheet, including with respect to our loan and securities portfolios, the impact of our strategic initiatives, including recent initiatives involving our Credit Card and Mortgage operations, demand for new and used vehicles, new and used vehicle values and the impact of escalating tariffs and other trade policies on us, our customers and our strategic partners, and the economic impacts, volatility and uncertainty resulting therefrom.

You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described above and in our Annual Report on Form 10-K for the year ended December 31, 2025, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”).

Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings.

This earnings release and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the document.

Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law.